UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 20, 2007

Commission	Registrant, State of Incorporation	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
33-93644	Day International Group, Inc.	31-1436349
(Incorporated in Delaware) 130 West Second Street Dayton, Ohio 45402 Telephone: (937) 224-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
On April 20, 2007, Day International Group, Inc. (the “Company”) and its securityholders, entered into a stock purchase agreement (the “Purchase Agreement”) to sell the stock of the Company to the Flint Group, Inc. (“Flint”).
The transaction is expected to close in the next 30 to 60 days and is subject to approval from the competition authorities in the United States and Europe as well as approval by Flint’s sources of financing.
A copy of the press release announcing the signing of the Purchase Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by Flint on April 20, 2007, announcing the signing of the Purchase Agreement to acquire the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAY INTERNATIONAL GROUP, INC.

(Registrant)

By:	/s/ Thomas J. Koenig
Name:	Thomas J. Koenig
Title:	Vice President and Chief Financial Officer
Date: April 23, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Flint on April 20, 2007, announcing the signing of the Purchase Agreement to acquire the Company.